HEI Exhibit 4(b)

        UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY (THE “DEPOSITARY”) TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

HAWAIIAN ELECTRIC INDUSTRIES, INC.

MEDIUM-TERM NOTE, SERIES D

(Fixed Rate)

CUSIP No. 41987QBB8	Principal Amount: $50,000,000

FXR No. 27	Stated Maturity Date: March 7, 2013

Original Issue Date: March 7, 2003	Redemption Commencement Date: N/A

Interest Rate: 5.25%	Initial Redemption Percentage: N/A

Interest Payment Date(s):	Annual Redemption Percentage Reduction: N/A
March 7 and September 7,
commencing September 7, 2003

[ ] Check if a Discount Note	Other Provisions: N/A
Issue Price:

Addendum Attached: [ ] Yes [ X ] No

Optional Repayment Date(s): N/A

        HAWAIIAN ELECTRIC INDUSTRIES, INC., a corporation duly organized and existing under the laws of Hawaii (hereinafter called “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of

****FIFTY MILLION DOLLARS****

on the Stated Maturity Date specified above, and to pay interest thereon from the Original Issue Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, periodically on the Interest Payment Date or Dates specified above, commencing with the first such Interest Payment Date next succeeding the Original Issue Date specified above, and on the Stated Maturity Date (hereinafter sometimes referred to as “Maturity”), at the Interest Rate per annum set forth above, until the principal hereof is paid or made available for payment, and at the Interest Rate per annum set forth above on any overdue premium and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest; provided, however, that if such Original Issue Date is after the Regular Record Date and before the Interest Payment Date immediately following such Regular Record Date, interest payments will commence on the second Interest Payment Date following the Original Issue Date to the Holder of this Note on the Regular Record Date with respect to such second Interest Payment Date. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

        Interest on this Note will accrue from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly made available for payment (or from and including the Original Issue Date if no interest has been paid or duly made available for payment) to, but excluding, the applicable Interest Payment Date or Maturity, as the case may be. If any Interest Payment Date or the Maturity of this Note falls on a day that is not a Business Day, the related payment of principal, premium, if any, and/or interest need not be made on such day, but may be made on the next succeeding Business Day as if made on the date such payment was due, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day. The interest so payable, and punctually paid or duly made available for payment, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for each Interest Payment Date, which date (whether or not a Business Day), shall be 15 calendar days next preceding each such Interest Payment Date; provided, however, that interest payable at Maturity will be payable to the Person to whom the principal hereof will be payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. As used herein, “Business Day” means any day other than a Saturday or Sunday or any other day on which banks in The City of New York are generally authorized or obligated by law or executive order to close.

        This Note is one of a duly authorized issue of securities of the Company (herein called the “Securities”, and the series thereof to which this Note belongs being herein called the “Notes”), issued and to be issued in one or more series under an Indenture dated as of October 15, 1988, as supplemented by a Third Supplemental Indenture, dated as of August 1,

2002 (as so supplemented, hereinafter called the “Indenture”), between the Company and Citibank, N.A., as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated above. The Notes of this series may be issued from time to time at varying maturities (between nine months and thirty years from the Original Issue Date specified above) and interest rates and in an aggregate principal amount up to $300,000,000.

        Payments of the principal (and premium, if any) and interest due with respect to this Note, if issued in book-entry form, will be made by the Company through the Trustee to The Depository Trust Company, or other depositary selected by the Company, consistent with procedures agreed to by the Company and such depositary. Payments of the principal (and premium, if any) and interest due at Maturity with respect to this Note, if issued in certificated form, will be made in immediately available funds upon presentation and surrender of such Note at the Corporate Trust Office of the Trustee or other Paying Agent, provided, however, that this Note is presented to the Trustee or other Paying Agent in time for the Trustee or other Paying Agent to make such payments in such funds in accordance with its normal procedures. Payments of interest other than at Maturity with respect to this Note, if issued in certificated form, will be made at the Corporate Trust Office; provided, however, that the payment of such interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Notwithstanding the foregoing, a Holder of $10,000,000 or more in aggregate principal amount of Notes issued in certificated form and having the same Interest Payment Dates will be entitled to receive interest payments (other than at Maturity) by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 calendar days prior to the applicable Interest Payment Date (any such wire transfer instructions received by the Trustee to remain in effect until revoked in writing by such Holder).

        This Note will not be subject to any sinking fund and will not be redeemable at the option of the Company nor repayable at the option of the Holder hereof prior to the Stated Maturity Date.

        The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of this Note and (b) certain restrictive covenants, in each case upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

        If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the right of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66-2/3% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

        No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

        As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Note is registrable in the Security Register upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Note are payable duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series of like tenor, of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

        Unless otherwise set forth above, the Notes of this series are issuable only in registered form, without coupons, in minimum denominations of $1,000 and any amount in excess thereof that is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein and herein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

        No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

        All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

        Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

        This Note will for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: March 7, 2003

HAWAIIAN ELECTRIC INDUSTRIES, INC.

[CORPORATE SEAL]	By:	/s/ ERIC K. YEAMAN
Eric K. Yeaman Financial Vice President, Treasurer and Chief Financial Officer

	By:	/s/ CURTIS Y. HARADA
Curtis Y. Harada Controller and Chief Accounting Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.

CITIBANK, N.A., as Trustee

By:	/s/ PATRICK DE FELICE
Authorized Officer

ABBREVIATIONS

        The following abbreviations, when used in the inscription specified in this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM — as tenants in common

UNIF GIFT MIN ACT — ______________________ Custodian ______________________
(Minor)

Under Uniform Gifts to Minors Act

_____________________________
(State)

TEN ENT — as tenants by the entireties

JT TEN — as joint tenants with right of survivorship and not as tenants in common

        Additional abbreviations may also be used though not in the above list.

        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfers unto

Please Insert Social Security or Other

Identifying Number of-Assignee:

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS

INCLUDING ZIP CODE OF ASSIGNEE:

the within Note and all rights hereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:    ______________________________________________            _____________________________________________

NOTICE:  The signature to this assignment must correspond with the name as specified in the within instrument in every particular, without alteration or enlargement, or any change whatsoever.